UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007
CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On January 31, 2007, CorVel EnterpriseComp, Inc., a wholly-owned subsidiary of CorVel Corporation (the “Company”), acquired all of the assets and goodwill, other than certain excluded assets, of Hazelrigg Risk Management Services, Inc. and its affiliated companies, Comp Care, Inc. and Medical Auditing Services, Inc. (together with Arlene Hazelrigg, the “Sellers”),and assumed certain contract obligations of the Sellers, for an initial cash payment of $12 million to the Sellers and Arlene Hazelrigg, the individual shareholder of the Sellers, pursuant to an Asset Purchase Agreement dated December 15, 2006 by and among the Company’s subsidiary, the Sellers and Ms. Hazelrigg (the “Acquisition”). The Sellers also have the potential to receive up to an additional $2.5 million in a cash earnout based upon the revenue collected by the Sellers’ business during the one-year period after consummation of the Acquisition, which earnout may be accelerated based upon the occurrence of certain post-Acquisition events. This description of the Asset Purchase Agreement and the related transactions is qualified in its entirety by reference to the definitive Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference. The schedules and similar attachments to the Asset Purchase Agreement have been omitted from Exhibit 2.1. The Company hereby agrees to furnish supplementally, subject to any applicable confidential treatment request under Rule 83 of the Securities and Exchange Commission’s Rules of Practice, a copy of any omitted schedule or similar attachment to the Asset Purchase Agreement to the Securities and Exchange Commission upon its request.
     The Company financed the consideration for the transaction described above using available cash on hand. There are no material relationships between the Sellers, or Ms. Hazelrigg, and the Company, or any of its affiliates, other than the Company recently began bill review services for the Sellers which generated an immaterial amount of revenue for the Company for the quarter ending December 31, 2006.
Item 2.03. Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 31, 2007, the Company incurred a contingent liability to the Sellers of up to $2.5 million in connection with the potential earnout under the Asset Purchase Agreement. The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Not applicable.
(b) Pro Forma Financial Information.
     Not applicable.
(c) Shell Company Transactions.
     Not applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1†	Asset Purchase Agreement dated December 15, 2006 by and among the Company’s subsidiary, CorVel EnterpriseComp, Inc., and Hazelrigg Risk Management Services, Inc., Comp Care, Inc., Medical Auditing Services, Inc., and Arlene Hazelrigg.

†	Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION (Registrant)
Dated: February 6, 2007	/s/ V. GORDON CLEMONS
V. Gordon Clemons
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1†	Asset Purchase Agreement dated December 15, 2006 by and among the Company’s subsidiary, CorVel EnterpriseComp, Inc., and Hazelrigg Risk Management Services, Inc., Comp Care, Inc., Medical Auditing Services, Inc., and Arlene Hazelrigg.

†	Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.